Exhibit 99.1

Pacific Financial Corporation Earnings Increase 32% for Full Year 2014; Earns $4.9 Million in 2014 and $1.1 Million in Fourth Quarter of 2014

Strong Loan Growth, Solid Net Interest Margin and Expense Control Contribute to Profits

ABERDEEN, WA – February 2, 2015 – Pacific Financial Corporation (OTCQB: PFLC), the holding company for Bank of the Pacific, today reported that 2014 net income increased 32% to $4.9 million, or $0.48 per share, from $3.7 million, or $0.37 per share, in 2013. Fourth quarter 2014 net income increased 42% to $1.1 million, or $0.11 per share, from $789,000, or $0.08 per share for the fourth quarter a year ago. All results for 2014 are unaudited.

Current year results reflect a reduction in gain on sale of residential real estate loans, due to a decline in refinancing activity, as compared to 2013. Prior year earnings were positively impacted by a credit to the provision for losses of $450,000 and gains on sale of investment securities of $405,000, partially offset by a one-time cost of $615,000 relating to the conversion of three branches purchased from Sterling Savings Bank.

“We delivered solid earnings in 2014 generated by a strong momentum in loan production, steady net interest margin and reduction in operating costs, especially OREO expenses,” said Dennis A. Long, President and Chief Executive Officer, Pacific Financial Corporation. “Our diversified loan portfolio grew 12%, while non-interest bearing deposits increased 14% from a year ago. Our recently converted Vancouver full-service commercial banking center is already well above our breakeven hurdle, thanks to our dedicated employees who are effectively building business relationships in this vibrant market.”

2014 Highlights (as of, or for the period ended December 31, 2014, except as noted):

•	Net interest income increased 14% to $27.0 million for 2014, compared to $23.8 million for 2013. Net interest income increased 9% to $6.8 million for the current quarter, compared to $6.3 million for the fourth quarter a year ago and declined slightly from $6.9 million for the third quarter 2014.

•	Net interest margin expanded 17 basis points to 4.17% for 2014, from 4.00% for 2013. Net interest margin was 4.01% for fourth quarter 2014, compared to 4.13% for the preceding quarter, and 3.98% for fourth quarter 2013.

•	Overall operating (noninterest) expenses declined 5% in 2014 from 2013 reflecting reductions in OREO expenses and the previously mentioned one-time conversion costs in 2013. Expenses were flat in the fourth quarter 2014 compared to both the preceding and year ago quarters, resulting in greater operating efficiencies.

•	Gross loans increased 12% to $563.1 million, compared to $504.7 million at December 31, 2013, and grew 2% from $552.1 million at September 30, 2014.

•	Noninterest-bearing deposits were $165.8 million at December 31, 2014, compared to $145.0 million at year end 2013, and $182.3 million at September 30, 2013.

•	Nonperforming assets totaled $10.1 million, or 1.36% of total assets at December 31, 2014, compared to $10.0 million, or 1.42% of total assets at December 31, 2013, and $6.4 million, or 0.86% of total assets at September 30, 2014.

•	For the full year, net charge-offs were $306,000, compared to $549,000 for 2013. Net charge-offs declined substantially to $2,000 in the current quarter, from $447,000 for the fourth quarter 2013, and $160,000 for the third quarter 2014.

•	The company declared an annual cash dividend of $0.21 per share, a 5% increase from 2013. Capital levels exceeded regulatory requirements for a well-capitalized financial institution, with a total risk-based capital ratio of 13.60% and a leverage ratio of 9.81% at December 31, 2014.

“We are excited to build on our financial performance for 2014 by announcing our entry into the Salem, Oregon market with a team of experienced and respected commercial lenders led by Dan Ebert,” said Denise Portmann, President and Chief Executive Officer of Bank of the Pacific. “As the state capital, Salem is a home to a dynamic business community including a number of world class wineries located in the region. This new team will complement our continued efforts to broaden and grow new and existing customer relationships throughout all the markets we serve.”

Pacific Financial Corporation Profits Increased 32% in 2014 and 42% in Fourth Quarter 2014

February 2, 2015

OPERATING RESULTS

PACIFIC FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in Thousands, Except per Share Data)

	For the Quarter Ended			Sequential	Year over
	December 31,	September 30,	December 31,	Quarter	Year
	2014	2014	2013	% Change	% Change
INTEREST AND DIVIDEND INCOME
Loans	$6,805	$6,894	$6,243	-1%	9%
Deposits in banks and federal funds sold	26	24	29	8%	-10%
Securities available for sale:
Taxable	287	296	305	-3%	-6%
Tax-exempt	166	164	211	1%	-21%
Securities held to maturity:
Taxable	2	2	2	0%	0%
Tax-exempt	19	19	23	0%	-17%
FHLB & PCBB dividends	31	1	1	3000%	3000%

Total interest and dividend income	7,336	7,400	6,814	-1%	8%

INTEREST EXPENSE
Deposits:
Interest-bearing demand and savings	166	134	153	24%	8%
Time	252	269	295	-6%	-15%
Short-term borrowings	-	1	9	-100%	-100%
Long-term borrowings	57	53	45	8%	27%
Junior subordinated debentures	61	61	61	0%	0%

Total interest expense	536	518	563	3%	-5%

Net interest income	6,800	6,882	6,251	-1%	9%

LOAN LOSS PROVISION	100	100	-	0%	0%

Net interest income after loan loss provision	6,700	6,782	6,251	-1%	7%

NON-INTEREST INCOME
Service charges on deposit accounts	450	450	450	0%	0%
Net loss on sale of other real estate owned	(28)	(85)	(3)	-67%	833%
Net gains from sales of loans	970	1,120	865	-13%	12%
Net gains on sales of securities available for sale	-	38	4	-100%	-100%
Net other-than-temporary impairment	-	-	1	100%	-100%
Earnings on bank owned life insurance	126	127	110	-1%	15%
Other operating income	503	624	495	-19%	2%

Total non-interest income	2,021	2,274	1,922	-11%	5%

NON-INTEREST EXPENSE
Salaries and employee benefits	4,494	4,286	4,030	5%	12%
Occupancy	512	483	501	6%	2%
Equipment	274	261	241	5%	14%
Data processing	509	534	478	-5%	6%
Professional services	108	230	217	-53%	-50%
Other real estate owned write-downs	-	1	310	-100%	-100%
Other real estate owned operating costs	48	100	132	-52%	-64%
State taxes	103	110	98	-6%	5%
FDIC and state assessments	110	119	140	-8%	-21%
Other non-interest expense	969	1,009	975	-4%	-1%

Total non-interest expense	7,127	7,133	7,122	0%	0%

INCOME BEFORE PROVISION FOR INCOME TAXES	1,594	1,923	1,051	-17%	52%

PROVISION FOR INCOME TAXES	473	549	262	-14%	81%
Effective Tax Rate	29.67%	28.55%	24.93%	4%	19%

NET INCOME APPLICABLE TO COMMON SHAREHOLDERS	$1,121	$1,374	$789	-18%	42%

EARNINGS PER COMMON SHARE:
BASIC	$0.11	$0.13	$0.08
DILUTED	$0.11	$0.13	$0.08

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	10,369,417	10,281,745	10,129,331
DILUTED	10,459,808	10,379,166	10,219,443

Pacific Financial Corporation Profits Increased 32% in 2014 and 42% in Fourth Quarter 2014

February 2, 2015

PACIFIC FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in Thousands, Except per Share Data)

	For the Year Ended		One
	December 31,	December 31,	Year
	2014	2013	% Change
INTEREST AND DIVIDEND INCOME
Loans	$26,937	$24,401	10%
Deposits in banks and federal funds sold	89	114	-22%
Securities available for sale:
Taxable	1,261	769	64%
Tax-exempt	749	798	-6%
Securities held to maturity:
Taxable	8	10	-20%
Tax-exempt	81	198	-59%
FHLB & PCBB dividends	33	2	1550%

Total interest and dividend income	29,158	26,292	11%

INTEREST EXPENSE
Deposits:
Interest-bearing demand and savings	581	700	-17%
Time	1,087	1,322	-18%
Short-term borrowings	1	9	-89%
Long-term borrowings	215	214	0%
Secured borrowings	-	-	0%
Junior subordinated debentures	241	247	-2%

Total interest expense	2,125	2,492	-15%

Net interest income	27,033	23,800	14%

LOAN LOSS PROVISION (RECAPTURE)	300	(450)	-167%

Net interest income after loan loss provision (recapture)	26,733	24,250	10%

NON-INTEREST INCOME
Service charges on deposit accounts	1,809	1,731	5%
Net loss on sale of other real estate owned	(207)	40	-618%
Net gains from sales of loans	3,686	5,171	-29%
Net gains on sales of securities available for sale	88	405	-78%
Net other-than-temporary impairment	(48)	(37)	30%
Earnings on bank owned life insurance	505	452	12%
Other operating income	2,246	2,193	2%

Total non-interest income	8,079	9,955	-19%

NON-INTEREST EXPENSE
Salaries and employee benefits	17,118	17,013	1%
Occupancy	2,006	1,839	9%
Equipment	1,050	860	22%
Data processing	2,009	2,268	-11%
Professional services	745	935	-20%
Other real estate owned write-downs	67	946	-93%
Other real estate owned operating costs	238	408	-42%
State taxes	417	458	-9%
FDIC and state assessments	491	535	-8%
Other non-interest expense	4,014	4,240	-5%

Total non-interest expense	28,155	29,502	-5%

INCOME BEFORE PROVISION FOR INCOME TAXES	6,657	4,703	42%

PROVISION FOR INCOME TAXES	1,730	972	78%
Effective Tax Rate	25.99%	20.67%	26%

NET INCOME APPLICABLE TO COMMON SHAREHOLDERS	$4,927	$3,731	32%

EARNINGS PER COMMON SHARE:
BASIC	$0.48	$0.37
DILUTED	$0.48	$0.37

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	10,256,242	10,121,738
DILUTED	10,347,338	10,189,888

Pacific Financial Corporation Profits Increased 32% in 2014 and 42% in Fourth Quarter 2014

February 2, 2015

PACIFIC FINANCIAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands, except per share data)

				Sequential	Year over
	December 31,	September 30,	December 31,	Quarter	Year
	2014	2014	2013	% Change	% Change

ASSETS

Cash and cash equivalents:
Cash and due from banks	$14,782	$15,284	$12,214	-3%	21%
Interest-bearing deposits in banks	16,255	25,497	23,734	-36%	-32%
Total cash and cash equivalents	31,037	40,781	35,948	-24%	-14%
Interest-bearing certificates of deposit (original maturities greater than 90 days)	2,727	2,727	2,727	0%	0%
Federal Home Loan Bank stock, at cost	2,896	2,926	3,013	-1%	-4%
Pacific Coast Bankers' Bank stock, at cost	1,000	1,000	-	0%	100%
Investment securities:
Investment securities available-for-sale, at fair market value (amoritzed cost of $86,907, 89,326 and $97,536)	87,440	89,328	96,144	-2%	-9%
Investment securities held-to-maturity, at amortized cost (fair value of $1,852, $1,874 and $2,158)	1,829	1,857	2,132	-2%	-14%
Total investment securities	89,269	91,185	98,276	-2%	-9%

Loans held-for-sale	5,786	8,161	7,765	-29%	-25%
Loans, net of deferred loan fees	563,099	552,140	504,666	2%	12%
Allowance for loan losses	(8,353)	(8,255)	(8,359)	1%	0%
Loans, net	554,746	543,885	496,307	2%	12%

Premises and equipment, net of accumulated depreciation and amortization	16,303	16,460	16,790	-1%	-3%
Other real estate owned and foreclosed assets	999	1,210	2,771	-17%	-64%
Accrued interest receivable	2,348	2,337	2,307	0%	2%
Cash surrender value of life insurance	18,742	18,615	18,237	1%	3%
Goodwill	12,168	12,168	12,168	0%	0%
Other intangible assets	1,439	1,449	1,481	-1%	-3%
Other assets	6,073	6,143	7,249	-1%	-16%

TOTAL ASSETS	$745,533	$749,047	$705,039	0%	6%

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Deposits:
Demand	$165,760	$182,259	$145,028	-9%	14%
Interest-bearing demand and savings	354,611	343,524	336,260	3%	5%
Time deposits	118,683	118,221	126,059	0%	-6%
Total deposits	639,054	644,004	607,347	-1%	5%
Accrued interest payable	145	141	167	3%	-13%
Short-term borrowings	-	-	-	0%	0%
Long-term borrowings	11,453	11,491	10,000	0%	15%
Junior subordinated debentures	13,403	13,403	13,403	0%	0%
Other liabilities	8,844	6,751	6,985	31%	27%
Total liabilities	672,899	675,790	637,902	0%	5%
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY

Preferred Stock, par value none 5,000,000 shares authorized, none outstanding
Common Stock, par value $1 25,000,000 shares authorized, 10,371,460, 10,367,460 and 10,182,083 shares issued and outstanding at 12/31/2014, 09/30/2014, and 12/31/2013, respectively	10,371	10,367	10,182	0%	2%
Additional paid-in-capital	42,991	42,940	41,817	0%	3%
Retained earnings	19,256	20,312	16,507	-5%	17%
Accumulated other comprehensive income/(loss)	16	(362)	(1,369)	-104%	-101%
Total shareholders' equity	72,634	73,257	67,137	-1%	8%
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$745,533	$749,047	$705,039	0%	6%

Pacific Financial Corporation Profits Increased 32% in 2014 and 42% in Fourth Quarter 2014

February 2, 2015

Net Interest Income

Net interest income for the quarter and twelve months ended December 31, 2014 increased from the quarter and twelve months ended December 31, 2013. This increase was primarily due to the growth in earning assets, along with changes in the balance sheet mix. Loan balances increased due to the production generated predominately in our Washington and Oregon markets. Investment securities and federal funds sold decreased as a proportion of the balance sheet, due to the strong loan demand during the current year. Funding costs have declined over the year due to the shift in mix toward non-interest bearing demand and lower-cost deposits, and continued historically low interest rates.

Net interest income for the current quarter decreased from the third quarter of 2014, primarily reflecting lower loan yields due to increased competition in our markets, despite higher loan balances. Interest expense was virtually unchanged between the quarters, given the lengthy period of very low interest rates over the past several years. Additional reductions in funding costs are becoming more difficult to achieve, as renewing certificates of deposit are receiving rates that are similar to those granted at previous renewals.

INCOME STATEMENT OVERVIEW

(Unaudited)

(Dollars in Thousands, Except for Income per Share Data)

	For the Three Months Ended December 31, 2014	For the Three Months Ended September 30, 2014	$ Change	% Change	For the Three Months Ended December 31, 2013	$ Change	% Change

Interest and dividend income	$7,336	$7,400	$(64)	-1%	$6,814	$522	8%
Interest expense	536	518	18	3%	563	(27)	-5%
Net interest income	6,800	6,882	(82)	-1%	6,251	549	9%
Loan loss provision	100	100	-	0%	-	100	100%
Non-interest income	2,021	2,274	(253)	-11%	1,922	99	5%
Non-interest expense	7,127	7,133	(6)	0%	7,122	5	0%
INCOME BEFORE PROVISION FOR INCOME TAXES	1,594	1,923	(329)	-17%	1,051	543	52%
PROVISION FOR INCOME TAXES	473	549	(76)	-14%	262	211	81%

NET INCOME	$1,121	$1,374	$(253)	-18%	$789	$332	42%

INCOME PER COMMON SHARE:
BASIC (1)	$0.11	$0.13	$(0.02)	-15%	$0.08	$0.03	38%
DILUTED (2)	$0.11	$0.13	$(0.02)	-15%	$0.08	$0.03	38%

Average common shares outstanding - basic (1)	10,369,417	10,281,745	87,672	1%	10,129,331	240,086	2%
Average common shares outstanding - diluted (2)	10,459,808	10,379,166	80,642	1%	10,219,443	240,365	2%

	For the Twelve Months Ended December 31, 2014	For the Twelve Months Ended December 31, 2013	$ Change	% Change

Interest and dividend income	$29,158	26,292	2,866	11%
Interest expense	2,125	2,492	(367)	-15%
Net interest income	27,033	23,800	3,233	14%
Loan loss provision	300	(450)	750	-167%
Non-interest income	8,079	9,955	(1,876)	-19%
Non-interest expense	28,155	29,502	(1,347)	-5%
INCOME BEFORE PROVISION FOR INCOME TAXES	6,657	4,703	1,954	42%
PROVISION FOR INCOME TAXES	1,730	972	758	78%

NET INCOME	$4,927	3,731	1,196	32%

INCOME PER COMMON SHARE:
BASIC (1)	$0.48	0.37	0.11	30%
DILUTED (2)	$0.48	0.37	0.11	30%

Average common shares outstanding - basic (1)	10,256,242	10,121,738	134,504	1%
Average common shares outstanding - diluted (2)	10,347,338	10,189,888	157,450	2%

Pacific Financial Corporation Profits Increased 32% in 2014 and 42% in Fourth Quarter 2014

February 2, 2015

Noninterest Income

Noninterest income for fourth quarter 2014 fell compared to the preceding quarter, primarily due to seasonal declines in residential real estate loan production and annuity sales. Noninterest income was up compared to the year ago quarter primarily as a result of a $140,000 gain on sale of government guaranteed loans in the current quarter. In addition, fee income from annuity sales increased in the current quarter compared to the fourth quarter of 2013. “Our annuity products continue to be attractive to our customers”, added Portmann. “Annuities provide a viable alternative investment for our customers, given the current low interest rate environment. By expanding the number of branch personnel who are licensed to offer annuity products, our customers now have access to these additional investment options at many of our local branches.” Losses on sale of other real estate owned (OREO) were lower in the current period as compared to the prior quarter, reflecting a decline in such holdings. This is in contrast to an increase compared to fourth quarter in 2013, reflecting a more aggressive approach to liquidation in the current quarter in order to reduce the levels of foreclosed assets.

Noninterest income for 2014 was down from 2013, reflecting the declines in gains on sale of residential mortgage loans due to the reduction in refinancing activity beginning in the latter half of 2013, declines in gains on sale of securities and higher losses on sale of OREO due to a more aggressive approach to reducing these assets.

Noninterest income

(Unaudited)

(Dollars in Thousands)

For The Three Months Ended

	December 31, 2014	September 30, 2014	$ Change	% Change	December 31, 2013	$ Change	% Change

Service charges on deposit accounts	$450	$450	$-	0%	$450	$-	0%
Net (loss) on sale of other real estate owned	(28)	(85)	57	-67%	(3)	(25)	833%
Net gains from sales of loans	970	1,120	(150)	-13%	865	105	12%
Net gains on sales of securities available for sale	-	38	(38)	-100%	4	(4)	-100%
Net other-than-temporary impairment	-	-	-	0%	1	(1)	-100%
Earnings on bank owned life insurance	126	127	(1)	-1%	110	16	15%
Other operating income
Fee income	405	498	(93)	-19%	419	(14)	-3%
Annuity sales income	81	111	(30)	-27%	71	10	14%
Other non-interest income	17	15	2	13%	5	12	240%
Total non-interest income	$2,021	$2,274	$(253)	-11%	$1,922	$99	5%

For The Twelve Months Ended
	December 31, 2014	December 31, 2013	$ Change	% Change

Service charges on deposit accounts	$1,809	$1,731	$78	5%
Net gain (loss) on sale of other real estate owned	(207)	40	(247)	-618%
Net gains from sales of loans	3,686	5,171	(1,485)	-29%
Net gains on sales of securities available for sale	88	405	(317)	-78%
Net other-than-temporary impairment	(48)	(37)	(11)	30%
Earnings on bank owned life insurance	505	452	53	12%
Other operating income
Fee income	1,709	1,811	(102)	-6%
Annuity sales income	464	320	144	45%
Other non-interest income	73	62	11	18%
Total non-interest income	$8,079	$9,955	$(1,876)	-19%

Noninterest Expense

Noninterest expense for fourth quarter 2014 was virtually unchanged as compared to third quarter 2014 and the year ago quarter. Increases in personnel expense related to the the addition of loan production personnel and branch staff for a new branch that opened in the fourth quarter of 2013 were partially offset by $471,000 savings generated from reduction in mortgage lending staff initiated in first quarter 2014 prompted by the decline in residential mortgage loan refinance activity. Decreases in OREO operating costs and reduction in professional services expenses associated with a change in external audit firms earlier in the year also contributed to a decline in expenses. Total costs associated with OREO and related third-party loan expenses decreased due to the decline in OREO balances and stabilization of collateral valuations.

Pacific Financial Corporation Profits Increased 32% in 2014 and 42% in Fourth Quarter 2014

February 2, 2015

Noninterest expense for 2014 was down as compared to 2013 for reasons noted above. Also, the Bank incurred one-time expenses of $615,000 related to the acquisition of three branches from Sterling Savings Bank in June 2013. In addition, OREO write-downs and expenses and professional services expense were down as compared to the prior period for reasons noted above.

Noninterest expense

(Unaudited)

(Dollars in Thousands)

For The Three Months Ended

	December 31, 2014	September 30, 2014	$ Change	% Change	December 31, 2013	$ Change	% Change

Salaries and employee benefits	$4,494	$4,286	$208	5%	$4,030	$464	12%
Occupancy	512	483	29	6%	501	11	2%
Equipment	274	261	13	5%	241	33	14%
Data processing	509	534	(25)	-5%	478	31	6%
Professional services	108	230	(122)	-53%	217	(109)	-50%
Other real estate owned write-downs	-	1	(1)	-100%	310	(310)	-100%
Other real estate owned operating costs	48	100	(52)	-52%	132	(84)	-64%
State taxes	103	110	(7)	-6%	98	5	5%
FDIC and state assessments	110	119	(9)	-8%	140	(30)	-21%
Other non-interest expense:
Director fees	79	80	(1)	-1%	60	19	32%
Communication	53	65	(12)	-18%	42	11	26%
Advertising	104	73	31	42%	94	10	11%
Professional liability insurance	20	24	(4)	-17%	22	(2)	-9%
Amortization	95	99	(4)	-4%	104	(9)	-9%
Other non-interest expense	618	668	(50)	-7%	653	(35)	-5%
Total non-interest expense	$7,127	$7,133	$(6)	0%	$7,122	$5	0%

For The Twelve Months Ended
	December 31, 2014	December 31, 2013	$ Change	% Change

Salaries and employee benefits	$17,118	$17,013	$105	1%
Occupancy	2,006	1,839	167	9%
Equipment	1,050	860	190	22%
Data processing	2,009	2,268	(259)	-11%
Professional services	745	935	(190)	-20%
Other real estate owned write-downs	67	946	(879)	-93%
Other real estate owned operating costs	238	408	(170)	-42%
State taxes	417	458	(41)	-9%
FDIC and state assessments	491	535	(44)	-8%
Other non-interest expense:
Director fees	287	224	63	28%
Communication	209	172	37	22%
Advertising	331	316	15	5%
Professional liability insurance	85	90	(5)	-6%
Amortization	385	415	(30)	-7%
Other non-interest expense	2,717	3,023	(306)	-10%
Total non-interest expense	$28,155	$29,502	$(1,347)	-5%

Income Taxes

The Company recorded an income tax provision for the three and twelve months ended December 31, 2014 of $473,000 and $1.7 million, respectively. This compares to a provision for the three and twelve months ended December 31, 2013 of $262,000 and $972,000, respectively. The increase in the effective tax rate is primarily due to a decline in non-taxable income as a result of the growth in loans as a proportion of earning assets during 2014. The amount of the provision for each period was commensurate with the estimated tax liability associated with the net income earned during the period.

Pacific Financial Corporation Profits Increased 32% in 2014 and 42% in Fourth Quarter 2014

February 2, 2015

SUMMARY BALANCE SHEET OVERVIEW

(Unaudited)

(Dollars in Thousands)

	December	September		%	December		%
	31, 2014	30, 2014	$ Change	Change	31, 2013	$ Change	Change
Assets:
Cash and cash equivalents	$31,037	$40,781	$(9,744)	-24%	$35,948	$(4,911)	-14%
Interest-bearing certificates of deposit	2,727	2,727	-	0%	2,727	-	0%
Federal Home Loan Bank stock, at cost	2,896	2,926	(30)	-1%	3,013	(117)	-4%
Pacific Coast Bankers' Bank stock, at cost	1,000	1,000	-	0%	-	1,000	100%
Investment securities	89,269	91,185	(1,916)	-2%	98,276	(9,007)	-9%

Loans held-for-sale	5,786	8,161	(2,375)	-29%	7,765	(1,979)	-25%

Gross loans, net of deferred fees	563,099	552,140	10,959	2%	504,666	58,433	12%
Allowance for loan losses	(8,353)	(8,255)	(98)	1%	(8,359)	6	0%
Net loans	554,746	543,885	10,861	2%	496,307	58,439	12%

Other assets	58,072	58,382	(310)	-1%	61,003	(2,931)	-5%
Total assets	$745,533	$749,047	$(3,514)	0%	$705,039	$40,494	6%

Liabilities and shareholders' equity
Total deposits	$639,054	$644,004	$(4,950)	-1%	$607,347	$31,707	5%
Accrued interest payable	145	141	4	3%	167	(22)	-13%
Borrowings	24,856	24,894	(38)	0%	23,403	1,453	6%
Other liabilities	8,844	6,751	2,093	31%	6,985	1,859	27%
Shareholders' equity	72,634	73,257	(623)	-1%	67,137	5,497	8%
Total liabilities and shareholders' equity	$745,533	$749,047	$(3,514)	0%	$705,039	$40,494	6%

Cash and Cash Equivalents and Investment Securities

(Unaudited)

(Dollars in Thousands)

	December 31, 2014	% of Total	September 30, 2014	% of Total	$ Change	% Change	December 31, 2013	% of Total	$ Change	% Change

Cash and due from banks	$14,782	12%	$15,284	11%	$(502)	-3%	$12,214	9%	$2,568	21%
Cash equivalents:
Interest-bearing deposits	16,255	13%	25,497	18%	(9,242)	-36%	23,734	17%	(7,479)	-32%
Interest-bearing certificates of deposit	2,727	2%	2,727	2%	-	0%	2,727	2%	-	0%
Total cash equivalents and certificate of deposits	33,764	27%	43,508	31%	(9,744)	-22%	38,675	28%	(4,911)	-13%

Investment securities:
Collateralized mortgage obligations: agency issued	38,767	31%	40,039	30%	(1,272)	-3%	38,791	28%	(24)	0%
Collateralized mortgage obligations: non-agency issued	527	0%	579	0%	(52)	-9%	2,011	1%	(1,484)	-74%
Mortgage-backed securities: agency issued	12,322	10%	12,630	9%	(308)	-2%	13,548	10%	(1,226)	-9%
U.S. Government and agency securities	8,056	6%	8,655	6%	(599)	-7%	8,811	6%	(755)	-9%
State and municipal securities	29,597	23%	29,282	21%	315	1%	34,133	24%	(4,536)	-13%
Corporate bonds	-	0%	-	0%	-	0%	982	1%	(982)	-100%
FHLB Stock, at cost	2,896	2%	2,926	2%	(30)	-1%	3,013	2%	(117)	-4%
Pacific Coast Bankers' Bank stock, at cost	1,000	1%	1,000	1%	-	0%	-	0%	1,000	100%
Total investment securities	93,165	73%	95,111	69%	(1,946)	-2%	101,289	72%	(8,124)	-8%

Total cash equivalents and investment securities	$126,929	100%	$138,619	100%	$(11,690)	-8%	$139,964	100%	$(13,035)	-9%

Total cash equivalents and investment securities as a % of total assets		17%		19%				20%

Pacific Financial Corporation Profits Increased 32% in 2014 and 42% in Fourth Quarter 2014

February 2, 2015

Investment securities

(Unaudited)

(Dollars in Thousands)

For the Three Months Ended	December 31, 2014	September 30, 2014	$ Change	% Change	December 31, 2013	$ Change	% Change

Balance beginning of period	$95,111	$93,539	$1,572	2%	$96,178	$(1,067)	-1%
Principal purchases	1,182	7,482	(6,300)	-84%	9,879	(8,697)	-88%
Proceeds from sales	-	(3,927)	3,927	-100%	(595)	595	-100%
Principal paydowns, maturities, and calls	(3,348)	(1,673)	(1,675)	100%	(3,310)	(38)	1%
Gains on sales of securities	-	94	(94)	-100%	4	(4)	-100%
Losses on sales of securities	-	(56)	56	-100%	-	-	0%
OTTI loss writedown	-	-	-	0%	-	-	0%
Change in unrealized gains (loss) before tax	529	(64)	593	-927%	(576)	1,105	-192%
Amortization and accretion of discounts and premiums	(309)	(284)	(25)	9%	(291)	(18)	6%
Total investment securities	$93,165	$95,111	$(1,946)	-2%	$101,289	$(8,124)	-8%

Liquidity remains strong based on the current levels of cash equivalents and investment securities. The expected modified duration (adjusted for calls, consensus pre-payment speeds and rate adjustment dates) of the investment portfolio was 4.1 years at December 31, 2014, 4.3 years at September 30, 2014 and 4.2 years at December 31, 2013.

“While we decreased our cash equivalents during the current quarter to fund loan growth and seasonal declines in demand deposits, we maintain a secured borrowing facility with the Federal Home Loan Bank of Seattle of $140.8 million, of which $11.4 million is currently outstanding. We also have unsecured lines of credit totaling $16.0 million with correspondent banks, all of which are currently available,” said Douglas N. Biddle, Executive Vice President and Chief Financial Officer.

LOANS

Loans by category

(Unaudited)	December,	% of	September,	% of	$		December,	% of	$
(Dollars in Thousands)	31, 2014	Gross Loans	30, 2014	Gross Loans	Change	% Change	31, 2013	Gross Loans	Change	% Change

Commercial and agricultural	$120,517	21%	$112,873	20%	$7,644	7%	$104,111	21%	$16,406	16%
Real estate:
Construction and development	26,711	5%	25,419	5%	1,292	5%	29,096	6%	(2,385)	-8%
Residential 1-4 family	92,965	16%	94,101	17%	(1,136)	-1%	87,762	17%	5,203	6%
Multi-family	18,541	3%	20,554	4%	(2,013)	-10%	17,520	3%	1,021	6%
Commercial real estate -- owner occupied	125,632	23%	122,090	22%	3,542	3%	105,594	21%	20,038	19%
Commercial real estate -- non owner occupied	117,137	21%	120,569	22%	(3,432)	-3%	117,294	23%	(157)	0%
Farmland	22,245	4%	22,926	4%	(681)	-3%	23,698	5%	(1,453)	-6%
Consumer	40,565	7%	34,787	6%	5,778	17%	20,728	4%	19,837	96%
Gross loans	564,313	100%	553,319	100%	10,994	2%	505,803	100%	58,510	12%
Less: allowance for loan losses	(8,353)		(8,255)		(98)		(8,359)		6
Less: deferred fees	(1,214)		(1,179)		(35)		(1,137)		(77)
Loans, net	$554,746		$543,885		$10,861		$496,307		$58,439

Loan portfolio growth continues to be well diversified and generated predominately within our Washington and Oregon markets. This includes the sale of $3.6 million in purchased government-guaranteed commercial and commercial real estate loans during the quarter, which currently total $32.7 million. In addition, the loan portfolio contains $30.8 million in indirect consumer loans to individuals to finance luxury and classic cars as a part of a strategy to diversify the loan portfolio.

Our ability to continue loan growth will be dependent upon many factors, including the effects of competition, economic conditions in our markets, retention of key personnel and valued customers, and our ability to close loans in the pipeline. The Company manages new loan origination volume using concentration limits that establish maximum exposure levels by designated industry segment, real estate product types, geography, and single borrower limits.

Pacific Financial Corporation Profits Increased 32% in 2014 and 42% in Fourth Quarter 2014

February 2, 2015

DEPOSITS

Deposits

(Unaudited)

(Dollars in Thousands)	December 31, 2014	Percent of Total	September 30, 2014	Percent of Total	$ Change	December 31, 2013	Percent of Total	$ Change

Interest-bearing demand and money market	$274,614	42%	$266,863	42%	$7,751	$262,848	43%	$11,766
Savings	79,997	13%	76,661	12%	3,336	73,412	12%	6,585
Time deposits	118,683	19%	118,221	18%	462	126,059	21%	(7,376)
Total interest-bearing deposits	473,294	74%	461,745	72%	11,549	462,319	76%	10,975
Non-interest bearing demand	165,760	26%	182,259	28%	(16,499)	145,028	24%	20,732
Total deposits	$639,054	100%	$644,004	100%	$(4,950)	$607,347	100%	$31,707

Total deposits were down at December 31, 2014, compared to previous quarter, but up compared to the same quarter a year ago. Non-interest bearing deposits declined in the current quarter due to seasonal outflows associated with decreased business activity in our local markets with economies focused on summer tourism. Recent success in acquiring business deposit relationships in conjunction with the growth in lending achieved over the past year has mitigated the impact of such seasonal factors. The combination of our efforts to reduce higher-cost time deposits through lowering interest rates paid and offering non-insured deposit products, when appropriate, reduced the average rate paid on total deposits in fourth quarter 2014 from fourth quarter in 2013.

Total brokered deposits were $22.4 million at December 31, 2014, which included $2.3 million via reciprocal deposit arrangements. This compares to $22.6 million and $21.6 million at September 30, 2014 and December 31, 2013, respectively. The Company views the prudent use of brokered deposits and borrowings to be an appropriate funding tool to support interest rate risk mitigation strategies.

CAPITAL

Pacific Financial Corporation, and its subsidiary Bank of the Pacific, continue to satisfy the requirements to qualify as “well-capitalized” under regulatory guidelines. Capital ratios decreased slightly as compared to the prior quarter primarily due to asset growth and the declaration of a cash dividend of $2.2 million, or $0.21 per share, in fourth quarter 2014. Capital growth is provided primarily through earnings retention. Also, $1.2 million of additional capital was supplied in the prior quarter via the exercise at a price of $6.50 per share of warrants to purchase 185,000 shares of common stock originally issued in conjunction with a private capital raise conducted in 2009. In general, capital ratios declined from December 31, 2013 due to the successful execution of the Company’s growth strategy and shift in the balance sheet mix to higher risk-weighted loan assets.

The Board of Governors of the Federal Reserve System (“Federal Reserve”) and the FDIC have established minimum requirements for capital adequacy for bank holding companies and state non-member banks. For more information on these topics, see the discussions under the subheading “Capital Adequacy” in the section “Business” included in Item 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission. The following table summarizes the capital measures of the Company and the Bank, respectively, at the dates listed below.

The total risk based capital ratios of the Company include $13.4 million of junior subordinated debentures, all of which qualified as Tier 1 capital at December 31, 2014 and 2013, under guidance issued by the Federal Reserve. The Company expects to continue to rely on these junior subordinated debentures as part of its regulatory capital.

Pacific Financial Corporation Profits Increased 32% in 2014 and 42% in Fourth Quarter 2014

February 2, 2015

	December 31, 2014	September 30, 2014	Change	December 31, 2013	Change	Regulatory Minimum to be "Well Capitalized"
						greater than or equal to
Pacific Financial Corporation
Actual amount
Total risk-based capital ratio	13.60%	14.09%	(0.49)	14.11%	(0.51)	10%
Tier 1 risk-based capital ratio	12.35%	12.83%	(0.48)	12.85%	(0.50)	6%
Leverage ratio	9.81%	10.09%	(0.28)	9.83%	(0.02)	5%
Tangible common equity ratio	8.06%	8.11%	(0.05)	7.74%	0.32	n/a

Bank of the Pacific
Total risk-based capital ratio	13.52%	13.87%	(0.35)	14.03%	(0.51)	10%
Tier 1 risk-based capital ratio	12.27%	12.61%	(0.34)	12.78%	(0.51)	6%
Leverage ratio	9.73%	9.91%	(0.18)	9.77%	(0.04)	5%

FINANCIAL PERFORMANCE OVERVIEW

(Unaudited)

(Dollars in Thousands, Except per Share Data)

For The Three Months Ended

	December 31, 2014	September 30, 2014	Change	December 31, 2013	Change
Selective performance ratios
Return on average assets, annualized	0.59%	0.74%	(0.15)	0.45%	0.14
Return on average equity, annualized	5.98%	7.55%	(1.57)	4.53%	1.45
Efficiency ratio (1)	80.80%	77.91%	2.89	87.14%	(6.34)

Share and per share information
Average common shares outstanding - basic	10,369,417	10,281,745	87,672	10,129,331	240,086
Average common shares outstanding - diluted	10,459,808	10,379,166	80,642	10,219,443	240,365
Basic income per common share	0.11	0.13	(0.02)	0.08	0.03
Diluted income per common share	0.11	0.13	(0.02)	0.08	0.03
Book value per common share (2)	7.00	7.07	(0.07)	6.60	0.40
Tangible book value per common share (3)	5.69	5.75	(0.06)	5.26	0.43

For The Twelve Months Ended
	December 31, 2014	December 31, 2013	Change
Selective performance ratios
Return on average assets, annualized	0.68%	0.55%	0.13
Return on average equity, annualized	6.92%	5.48%	1.44
Efficiency ratio (1)	80.19%	87.40%	(7.21)

Share and per share information
Average common shares outstanding - basic	10,256,242	10,121,738	134,504
Average common shares outstanding - diluted	10,347,338	10,189,888	157,450
Basic income per common share	0.48	0.37	0.11
Diluted income per common share	0.48	0.37	0.11

(1)	Non-interest expense divided by net interest income plus non-interest income.
(2)	Book value is calculated as the total common equity divided by the period ending number of common shares outstanding.
(3)	Tangible book value is calculated as the total common equity less total intangible assets and liabilities divided by the period ending number of common shares outstanding.

Pacific Financial Corporation Profits Increased 32% in 2014 and 42% in Fourth Quarter 2014

February 2, 2015

NET INTEREST MARGIN

(Annualized, tax-equivalent basis)

(Unaudited)

For The Three Months Ended

	December 31, 2014	September 30, 2014	Change	December 31, 2013	Change
Selective performance ratios
Yield on average gross loans (1) (2)	4.84%	4.95%	(0.11)	4.97%	(0.13)
Yield on average investment securities (1)	2.00%	2.02%	(0.02)	2.00%	-
Cost of average interest bearing deposits	0.35%	0.34%	0.01	0.39%	(0.04)
Cost of average borrowings	1.88%	1.83%	0.05	1.80%	0.08
Cost of average total deposits and borrowings	0.32%	0.31%	0.01	0.36%	(0.04)
Cost of average interest-bearing liabilities	0.43%	0.42%	0.01	0.46%	(0.03)

Yield on average interest-earning assets	4.32%	4.44%	(0.12)	4.33%	(0.01)
Cost of average interest-bearing liabilities	0.43%	0.42%	0.01	0.46%	(0.03)
Net interest spread	3.89%	4.02%	(0.13)	3.87%	0.02

Net interest margin (1)	4.01%	4.13%	(0.12)	3.98%	0.03

For The Twelve Months Ended
	December 31, 2014	December 31, 2013	Change
Selective performance ratios
Yield on average gross loans (1) (2)	4.99%	5.06%	(0.07)
Yield on average investment securities (1)	2.22%	1.87%	0.35
Cost of average interest bearing deposits	0.36%	0.45%	(0.09)
Cost of average borrowings	1.89%	1.97%	(0.08)
Cost of average total deposits and borrowings	0.33%	0.41%	(0.08)
Cost of average interest-bearing liabilities	0.43%	0.52%	(0.09)

Yield on average interest-earning assets	4.49%	4.39%	0.10
Cost of average interest-bearing liabilities	0.43%	0.52%	(0.09)
Net interest spread	4.06%	3.87%	0.19

Net interest margin (1)	4.17%	4.00%	0.17

(1) Tax-exempt income has been adjusted to a tax equivalent basis at a 34% rate.

(2) Includes loans held for sale

Net Interest Margin

Net interest margin for the current quarter declined compared to third quarter 2014, primarily due to reductions in yields on investment securities and loans. Declines in yields on investment securities were primarily due to portfolio restructuring to reduce duration for interest rate risk management purposes. Loan yield declines primarily resulted from increased competition for high quality borrowing relationships in the marketplace. In addition, approximately $60,000 in interest income was reversed in fourth quarter 2014 due to the placement of two loan relationships totaling $4.3 million on non-accrual. As a result, loan yields and net interest margin were reduced by 5 and 4 basis points, respectively, for the quarter. Net interest margin improved when compared to fourth quarter 2013, predominantly due to a shift in the mix of earning assets toward higher-yielding loans and the lower cost of interest bearing liabilities.

The growth in the proportion of noninterest bearing deposits over the past year has supported the improvement in net interest margin as well. The improvement in yields on investment securities also enhanced net interest margin for the twelve months ending December 31, 2014 as compared to the same period in 2013. This was primarily the result of redeploying lower yielding cash-equivalents into higher-yielding federal government guaranteed mortgage-backed securities.

Pacific Financial Corporation Profits Increased 32% in 2014 and 42% in Fourth Quarter 2014

February 2, 2015

The following tables set forth information with regard to average balances of interest earning assets and interest bearing liabilities and the resultant yields or cost, net interest income, and the net interest margin on a tax equivalent basis. Loans held for sale and non-accrual loans are included in total loans.

Average Interest Earning Balances:	For the Three Months Ended
	December 31, 2014			September 30, 2014			December 31, 2013
	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
(Dollars in Thousands)
ASSETS:
Interest bearing certificate of deposit	$2,727	$11	1.60%	$2,727	$11	1.60%	$2,298	$9	1.55%
Interest bearing deposits in banks	26,735	15	0.22%	23,928	13	0.22%	34,108	20	0.23%
Investments - taxable	66,466	320	1.91%	63,751	298	1.85%	67,565	308	1.81%
Investments - nontaxable	28,427	280	3.91%	27,646	278	3.99%	33,047	355	4.26%
Gross loans (1)	554,886	6,787	4.85%	549,280	6,871	4.96%	494,136	6,227	5.00%
Loans held for sale	7,306	66	3.58%	7,068	69	3.87%	8,091	63	3.09%
Total interest earning assets	686,547	7,479	4.32%	674,400	7,540	4.44%	639,245	6,982	4.33%
Cash and due from banks	13,483			14,169			12,105
Bank premises and equipment (net)	16,414			16,615			16,676
Other real estate owned	1,063			940			3,861
Deferred fees	(1,172)			(1,113)			(1,114)
Allowance for loan losses	(8,306)			(8,342)			(8,612)
Other assets	40,142			40,757			40,810
Total assets	$748,171			$737,426			$702,971

LIABILITIES AND SHAREHOLDERS' EQUITY:

Interest-bearing deposits	$351,653	$166	0.19%	$343,204	$134	0.15%	$329,218	$153	0.18%
Time deposits	118,624	252	0.84%	120,515	269	0.89%	131,245	295	0.89%
FHLB borrowings	11,466	57	1.97%	10,878	61	2.22%	10,000	54	2.14%
Short term borrowings	-	-	0.00%	587	-	0.00%	-	-	0.00%
Junior subordinated debentures	13,403	61	1.81%	13,403	54	1.60%	13,403	61	1.81%
Total interest bearing liabilities	495,146	536	0.43%	488,587	518	0.42%	483,866	563	0.46%
Non-interest-bearing deposits	172,002			170,560			145,092
Other liabilities	6,655			6,055			4,962
Equity	74,368			72,224			69,051
Total liabilities and shareholders' equity	$748,171			$737,426			$702,971

Net interest income (3)		$6,943			$7,022			$6,419
Net interest spread			3.89%			4.02%			3.87%
Average yield on investments			2.00%			2.02%			2.00%

Average yield on earning assets (2) (3)			4.32%			4.44%			4.33%
Interest expense to earning assets			0.32%			0.30%			0.35%
Net interest income to earning assets (2) (3)			4.01%			4.13%			3.98%

Reconciliation of Non-GAAP measure:
Tax Equivalent Net Interest Income

Net interest income		$6,800			$6,882			$6,251
Tax equivalent adjustment for municipal loan interest		48			46			47
Tax equivalent adjustment for municipal bond interest		95			94			121
Tax equivalent net interest income		$6,943			$7,022			$6,419

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited.

Management believes that presentation of this non-GAAP measure provides useful information frequently used by shareholders in the evaluation of a company.

Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.

(1) Non-accrual loans of approximately $8.7 million at 12/31/14, $4.8 million at 09/30/2014, and $7.2 million for 12/31/2013 are included in the average loan balances.

(2) Loan interest income includes loan fee income of $196,000, $152,000, and $151,000 for the three months ended 12/31/2014, 09/30/2014, and 12/31/2013, respectively.

(3) Tax-exempt income has been adjusted to a tax equivalent basis at a 34% effective rate. The amount of such adjustment was an addition to recorded pre-tax income of $143,000, $140,000, and $168,000 for the three months ended December 31, 2014, September 30, 2014, and December 31, 2013, respectively.

Pacific Financial Corporation Profits Increased 32% in 2014 and 42% in Fourth Quarter 2014

February 2, 2015

	For the Three Months Ended			For the Three Months Ended
	December 31, 2014 vs. September 30, 2014			December 31, 2014 vs. December 31, 2013
	Increase (Decrease) Due To			Increase (Decrease) Due To
			Net			Net
	Volume	Rate	Change	Volume	Rate	Change
(Dollars in Thousands)
ASSETS:
Interest bearing certificate of deposit	$-	$-	$-	$2	$-	$2
Interest bearing deposits in banks	2	-	2	(4)	(1)	(5)
Investments - taxable	13	9	22	(5)	17	12
Investments - nontaxable	8	(6)	2	(50)	(25)	(75)
Gross loans	70	(154)	(84)	766	(206)	560
Loans held for sale	2	(5)	(3)	(6)	9	3
Total interest earning assets	$95	$(156)	$(61)	$703	$(206)	$497

LIABILITIES AND SHAREHOLDERS' EQUITY:
Interest-bearing deposits	$3	$29	$32	$10	$3	$13
Time deposits	(4)	(13)	(17)	(28)	(15)	(43)
FHLB borrowings	3	(7)	(4)	8	(5)	3
Short-term borrowings	-	-	-	-	-	-
Long-term borrowings	-	7	7	-	-	-
Total interest bearing liabilities	2	16	18	(10)	(17)	(27)
Net increase (decrease) in net interest income	$93	$(172)	$(79)	$713	$(189)	$524

Pacific Financial Corporation Profits Increased 32% in 2014 and 42% in Fourth Quarter 2014

February 2, 2015

Average Interest Earning Balances:	For the Twelve Months Ended
	December 31, 2014			December 31, 2013
	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
(Dollars in Thousands)
ASSETS:
Interest bearing certificate of deposit	$2,727	$42	1.54%	$2,309	$29	1.26%
Interest bearing deposits in banks	20,326	47	0.23%	36,540	85	0.23%
Investments - taxable	65,960	1,302	1.97%	55,820	779	1.40%
Investments - nontaxable	30,094	1,258	4.18%	33,428	1,508	4.51%
Gross loans (1)	536,971	26,871	5.00%	477,356	24,303	5.09%
Loans held for sale	7,026	255	3.63%	9,302	312	3.35%
Total interest earning assets	663,104	29,775	4.49%	614,755	27,016	4.39%
Cash and due from banks	13,201			11,636
Bank premises and equipment (net)	16,633			15,831
Other real estate owned	1,658			4,030
Deferred fees	(1,123)			(1,035)
Allowance for loan losses	(8,327)			(9,065)
Other assets	40,681			40,894
Total assets	$725,827			$677,046

LIABILITIES AND SHAREHOLDERS' EQUITY:

Interest-bearing deposits	$344,084	$581	0.17%	$316,184	$700	0.22%
Time deposits	122,002	1,087	0.89%	135,447	1,320	0.97%
FHLB borrowings	10,591	215	2.03%	10,049	223	2.22%
Short term borrowings	150	1	0.67%	-	-	0.00%
Junior subordinated debentures	13,403	241	1.80%	13,403	247	1.84%
Total interest bearing liabilities	490,230	2,125	0.43%	475,083	2,490	0.52%
Non-interest-bearing deposits	158,697			129,218
Other liabilities	5,712			4,688
Equity	71,188			68,057
Total liabilities and shareholders' equity	$725,827			$677,046

Net interest income (3)		$27,650			$24,526
Net interest spread			4.06%			3.87%
Average yield on investments			2.22%			1.87%

Average yield on earning assets (2) (3)			4.49%			4.39%
Interest expense to earning assets			0.33%			0.42%
Net interest income to earning assets (2) (3)			4.17%			4.00%

Reconciliation of Non-GAAP measure:
Tax Equivalent Net Interest Income

Net interest income		$27,033			$23,800
Tax equivalent adjustment for municipal loan interest		189			213
Tax equivalent adjustment for municipal bond interest		428			513
Tax equivalent net interest income		$27,650			$24,526

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited.

Management believes that presentation of this non-GAAP measure provides useful information frequently used by shareholders in the evaluation of a company.

Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.

(1) Non-accrual loans of approximately $8.7 million at 12/31/14 and $7.2 million for 12/31/2013 are included in the average loan balances.

(2) Loan interest income includes loan fee income of $679,000 and $547,000 for the twelve months ended 12/31/2014 and 12/31/2013, respectively.

(3) Tax-exempt income has been adjusted to a tax equivalent basis at a 34% effective rate. The amount of such adjustment was an addition to recorded pre-tax income of $617,000 and $726,000 for the twelve months ended December 31, 2014 and December 31, 2013, respectively.

Pacific Financial Corporation Profits Increased 32% in 2014 and 42% in Fourth Quarter 2014

February 2, 2015

	For the Twelve Months Ended
	December 31, 2014 vs. December 31, 2013
	Increase (Decrease) Due To
(Dollars in Thousands)			Net
	Volume	Rate	Change
ASSETS:
Interest bearing certificate of deposit	$5	$8	$13
Interest bearing deposits in banks	(37)	(1)	(38)
Investments - taxable	142	381	523
Investments - nontaxable	(150)	(100)	(250)
Gross loans	3,034	(466)	2,568
Loans held for sale	(76)	19	(57)
Total interest earning assets	$2,918	$(159)	$2,759

LIABILITIES AND SHAREHOLDERS' EQUITY:
Interest-bearing deposits	$61	$(180)	$(119)
Time deposits	(130)	(103)	(233)
FHLB borrowings	12	(20)	(8)
Short-term borrowings	-	1	1
Long-term borrowings	-	(6)	(6)
Total interest bearing liabilities	(57)	(308)	(365)

Net increase (decrease) in net interest income	$2,975	$149	$3,124

Pacific Financial Corporation Profits Increased 32% in 2014 and 42% in Fourth Quarter 2014

February 2, 2015

SUMMARY AVERAGE BALANCE SHEETS

(Unaudited)

(Dollars in Thousands)

Averages for the Three Months Ended

	December	September			December
	31, 2014	30, 2014	$ Change	% Change	31, 2013	$ Change	% Change
Assets:
Cash and due from banks	$13,483	$14,169	$(686)	-5%	$12,105	$1,378	11%
Interest-bearing deposits in banks	26,735	23,928	2,807	12%	34,108	(7,373)	-22%
Interest bearing certificate of deposit	2,727	2,727	-	0%	2,298	429	19%
Investment securities	94,893	91,397	3,496	4%	100,612	(5,719)	-6%

Loans, net of deferred loan fees	561,020	555,235	5,785	1%	501,113	59,907	12%
Allowance for loan losses	(8,306)	(8,342)	36	0%	(8,612)	306	-4%
Net loans	552,714	546,893	5,821	1%	492,501	60,213	12%

Other assets	57,619	58,312	(693)	-1%	61,347	(3,728)	-6%
Total assets	$748,171	$737,426	$10,745	1%	$702,971	$45,200	6%

Liabilities:
Total deposits	$642,279	$634,279	$8,000	1%	$605,555	$36,724	6%
Borrowings	24,869	24,868	1	0%	23,403	1,466	6%
Other liabilities	6,655	6,055	600	10%	4,962	1,693	34%
Total liabilities	673,803	665,202	8,601	1%	633,920	39,883	6%

Equity:
Common equity	74,368	72,224	2,144	3%	69,051	5,317	8%
Total equity	74,368	72,224	2,144	3%	69,051	5,317	8%

Total liabilities and shareholders' equity	$748,171	$737,426	$10,745	1%	$702,971	$45,200	6%

Averages for the Twelve Months Ended	December	December
	31, 2014	31, 2013	$ Change	% Change
Assets:
Cash and due from banks	$13,201	$11,636	$1,565	13%
Interest-bearing deposits in banks	20,326	36,540	(16,214)	-44%
Interest bearing certificate of deposit	2,727	2,309	418	18%
Investment securities	96,054	89,248	6,806	8%

Loans, net of deferred loan fees	542,874	485,623	57,251	12%
Allowance for loan losses	(8,327)	(9,065)	738	-8%
Net loans	534,547	476,558	57,989	12%

Other assets	58,972	60,755	(1,783)	-3%
Total assets	$725,827	$677,046	$48,781	7%

Liabilities:
Total deposits	$624,783	$580,849	$43,934	8%
Borrowings	24,144	23,452	692	3%
Other liabilities	5,712	4,688	1,024	22%
Total liabilities	654,639	608,989	45,650	7%

Equity:
Common equity	71,188	68,057	3,131	5%
Total equity	71,188	68,057	3,131	5%

Total liabilities and shareholders' equity	$725,827	$677,046	$48,781	7%

ASSET QUALITY

At December 31, 2014, total adversely classified loans remained virtually unchanged in dollars and as a percentage of gross loans from the preceding quarter. During this period, $4.3 million in commercial real estate loans were placed on nonaccrual status. The collateral value supporting these loans is considered sufficient to mitigate any potential losses, for which specific reserves have already been established. One of these relationships, a $1.7 million loan secured by income-producing commercial real estate, is paid current as to principal and interest. Total loans on accruing status 30-89 days past due continue to remain below 1.00% of gross loans. We monitor delinquencies, defined as loans on accruing status 30-89 days past due, as an indicator of future adversely classified loans. In addition, one private label collateralized mortgage obligation security with a balance of $199,000 as of December 31, 2014 is adversely classified. This security is current as to its scheduled prinicipal and interest payments.

Pacific Financial Corporation Profits Increased 32% in 2014 and 42% in Fourth Quarter 2014

February 2, 2015

Due to the loans placed on nonaccrual in the current quarter, total nonperforming loans were up as of December 31, 2014 as compared to September 30, 2014 and December 31, 2014. As a result, total nonperforming assets also increased in dollars and as a percentage of total assets, despite the decrease in OREO during the periods. Nonperforming loans consist primarily of commercial real estate loans.

Adversely classified loans and securities

(Unaudited)

(Dollars in Thousands)

	December 31, 2014	September 30, 2014	$ Change	% Change	December 31, 2013	$ Change	% Change

Rated substandard or worse, but not impaired	$7,368	$11,020	$(3,652)	-33%	$2,842	$4,526	159%
Impaired	11,311	7,429	3,882	52%	9,922	1,389	14%
Total adversely classified loans¹	$18,679	$18,449	$230	1%	$12,764	$5,915	46%

Total investment securities²	$199	$228	$(29)	-13%	$1,834	$(1,635)	-89%

Gross loans (excluding deferred loan fees)	$564,313	$553,319	$10,994	2%	$505,803	$58,510	12%
Adversely classified loans to gross loans	3.31%	3.33%	-0.02%		2.52%	0.79%
Allowance for loan losses	$8,353	$8,255	$98	1%	$8,359	$(6)	0%
Allowance for loan losses as a percentage of adversely classified loans	44.72%	44.74%	-0.02%		65.49%	-20.77%
Allowance for loan losses to total impaired loans	73.85%	111.12%	-37.27%		84.25%	-10.40%
Adversely classified loans and securities to total assets	2.53%	2.49%	0.04%	2%	2.07%	0.46%	22%

¹Adversely classified loans are defined as loans having a well-defined weakness or weaknesses related to the borrower's financial capacity or to pledged collateral that may jeopardize the repayment of the debt. They are characterized by the possibility that the Bank may sustain some loss if the deficiencies giving rise to the substandard classification are not corrected. Note that any loans internally rated worse than substandard are included in the impaired loan totals.

²Adversely classified investment securities consist of one private label collateralized mortgage obligation (CMO) as of 12/31/2014 and 09/30/2014 and four private label CMOs as of 12/31/2013.

30-89 Days Past Due by type

(Dollars in Thousands)

	December 31, 2014	% of Category	September 30, 2014	% of Category	$ Change	% Change	December 31, 2013	% of Category	$ Change	% Change

Commercial and agricultural	$-	0.0%	$7	0.2%	$(7)	-100%	$14	1.0%	$(14)	-100%
Real estate:
Construction and development	18	2.1%	-	0.0%	18	100%	-	0.0%	18	100%
Residential 1-4 family	605	71.9%	251	8.7%	354	141%	333	24.0%	272	82%
Multi-family	-	0.0%	-	0.0%	-	0%	-	0.0%	-	0%
Commercial real estate -- owner occupied	-	0.0%	-	0.0%	-	0%	-	0.0%	-	0%
Commercial real estate -- non owner occupied	-	0.0%	2,612	91.0%	(2,612)	-100%	-	0.0%	-	0%
Farmland	46	5.5%	-	0.0%	46	100%	875	62.9%	(829)	-95%
Total real estate	$669		$2,863		$(2,194)	-77%	$1,208		$(539)

Consumer	172	20.5%	2	0.1%	170	8500%	168	12.1%	4	2%
Total loans 30-89 days past due, not in nonaccrual status	$841	100.0%	$2,872	100.0%	$(2,031)	-71%	$1,390	100.0%	$(549)	-39%

Delinquent loans to total loans, not in nonaccrual status	0.23%		0.60%				0.28%

Pacific Financial Corporation Profits Increased 32% in 2014 and 42% in Fourth Quarter 2014

February 2, 2015

Non-performing assets

(Unaudited)

(Dollars in Thousands)	December 31, 2014	September 30, 2014	$ Change	% Change	December 31, 2013	$ Change	% Change
Loans on nonaccrual status	$8,716	$4,811	$3,905	81%	$7,243	$1,473	20%
Loans past due greater than 90 days but not on nonaccrual status	409	409	-	0%	-	409	-
Total non-performing loans	9,125	5,220	3,905	75%	7,243	1,882	26%
Other real estate owned and foreclosed assets	999	1,210	(211)	-17%	2,771	(1,772)	-64%
Total nonperforming assets	$10,124	$6,430	$3,694	57%	$10,014	$110	1%

Percentage of nonperforming assets to total assets	1.36%	0.86%			1.42%

OREO decreased during fourth quarter 2014 and year-over-year, due to continued liquidation of these assets. OREO valuation adjustments continued to be minimal. At December 31, 2014, the OREO portfolio consisted of 4 properties, down from both third quarter 2014 and fourth quarter 2013. The largest balances in the OREO portfolio at the end of the quarter were attributable to commercial properties, all of which are located within our market area.

Other real estate owned and foreclosed assets

(Unaudited)

(Dollars in Thousands)

For the Three Months Ended	December 31, 2014	% of Category	September 30, 2014	% of Category	$ Change	% Change	December 31, 2013	% of Category	$ Change	% Change
Other real estate owned, beginning of period	$1,210	121%	$991	82%	$219	22%	$4,334	156%	$(3,124)	-72%
Transfers from outstanding loans	-	0%	525	43%	(525)	-100%	140	5%	(140)	-100%
Improvements and other additions	-	0%	-	0%	-	0%	-	0%	-	0%
Proceeds from sales	(183)	-18%	(219)	-18%	36	-16%	(1,415)	-51%	1,232	-87%
Net gain (loss) on sales	(28)	-3%	(86)	-7%	58	-67%	(3)	0%	(25)	833%
Impairment charges	-	0%	(1)	0%	1	-100%	(285)	-10%	285	-100%
Total other real estate owned	$999	100%	$1,210	100%	$(211)	-17%	$2,771	100%	$(1,772)	-64%

For the Twelve Months Ended	December 31, 2014	% of Category	December 31, 2013	% of Category	$ Change	% Change
Other real estate owned, beginning of period	$2,771	277%	$4,678	169%	$(1,907)	-41%
Transfers from outstanding loans	842	84%	1,731	62%	(889)	-51%
Improvements and other additions	-	0%	-	0%	-	0%
Proceeds from sales	(2,340)	-234%	(2,757)	-99%	417	-15%
Net gain (loss) on sales	(207)	-21%	40	1%	(247)	-618%
Impairment charges	(67)	-6%	(921)	-33%	854	-93%
Total other real estate owned	$999	100%	$2,771	100%	$(1,772)	-64%

Other real estate owned and foreclosed assets by type

(Unaudited)

(Dollars in Thousands)

	December 31, 2014	# of Properties	September 30, 2014	# of Properties	$ Change	% Change	December 31, 2013	# of Properties	$ Change	% Change

Construction, Land Dev & Other Land	$35	1	$35	1	$-	0%	$121	4	$(86)	-71%
1-4 Family Residential Properties	-	-	86	2	(86)	-100%	788	5	(788)	-100%
Nonfarm Nonresidential Properties	964	3	1,089	4	(125)	-11%	1,862	11	(898)	-48%
Total OREO by type	$999	4	$1,210	7	$(211)	-17%	$2,771	20	$(1,772)	-64%

ALLOWANCE FOR LOAN LOSSES

The allowance for loan losses continues to decline in relation to total loans in concert with the general trend of improvement in charge offs and delinquencies after incorporating loss potential of adversely classified loans. As such, loss factors used in estimates to establish reserve levels have declined commensurately. A provision was made to the allowance for loan losses in the current and prior quarter, corresponding to recent growth in the loan portfolio. No provision was made in fourth quarter 2013.

Pacific Financial Corporation Profits Increased 32% in 2014 and 42% in Fourth Quarter 2014

February 2, 2015

For the quarter ended December 31, 2014, total net loan charge-offs fell compared to the quarter ended September 30, 2014 and the quarter ended December 31, 2013. The charge-offs incurred in the fourth quarter 2014 were primarily centered in various residential real estate and consumer loans. As a result, the ratio of net loan charge-offs to average gross loans (annualized) for the current quarter was down compared to both the prior quarter and the same quarter one year ago.

The trend of future provision for loan losses will depend primarily on economic conditions, growth in the loan portfolio, level of adversely-classified assets, and changes in collateral values.

Allowance for Loan Losses

(Dollars in Thousands)

For the Three Months Ended	December 31, 2014	September 30, 2014	$ Change	% Change	December 31, 2013	$ Change	% Change

Gross loans outstanding at end of period	$564,313	$553,319	$10,994	2%	$505,803	$58,510	12%
Average loans outstanding, gross	$554,886	$549,280	$5,606	1%	$494,136	$60,750	12%
Allowance for loan losses, beginning of period	$8,255	$8,315	$(60)	-1%	$8,806	$(551)	-6%
Commercial	-	-	-	0%	(91)	91	-100%
Commercial Real Estate	(10)	(127)	117	-92%	(7)	(3)	43%
Residential Real Estate	(24)	(61)	37	-61%	(358)	334	-93%
Consumer	(20)	(12)	(8)	67%	(9)	(11)	122%
Total charge-offs	(54)	(200)	146	-73%	(465)	411	-88%
Commercial	2	7	(5)	-71%	1	1	100%
Commercial Real Estate	44	29	15	52%	6	38	633%
Residential Real Estate	5	4	1	25%	10	(5)	-50%
Consumer	1	-	1	100%	1	-	0%
Total recoveries	52	40	12	30%	18	34	189%
Net charge-offs	(2)	(160)	158	-99%	(447)	445	-100%
Provision charged to income	100	100	-	0%	-	100	100%
Allowance for loan losses, end of period	$8,353	$8,255	$98	1%	$8,359	$(6)	0%
Ratio of net loans charged-off to average
gross loans outstanding, annualized	0.00%	0.12%	-0.12%	-100%	0.36%	-0.36%	-100%
Ratio of allowance for loan losses to
gross loans outstanding	1.48%	1.49%	-0.01%	-1%	1.65%	-0.17%	-10%

For the Twelve Months Ended	December 31, 2014	December 31, 2013	$ Change	% Change

Gross loans outstanding at end of period	$564,313	$505,803	$58,510	12%
Average loans outstanding, gross	$536,971	$477,356	$59,615	12%
Allowance for loan losses, beginning of period	$8,359	$9,358	$(999)	-11%
Commercial	(26)	(131)	105	-80%
Commercial Real Estate	(533)	(90)	(443)	492%
Residential Real Estate	(129)	(453)	324	-72%
Consumer	(79)	(154)	75	-49%
Total charge-offs	(767)	(828)	61	-7%
Commercial	11	36	(25)	-69%
Commercial Real Estate	425	226	199	88%
Residential Real Estate	22	14	8	57%
Consumer	3	3	-	0%
Total recoveries	461	279	182	65%
Net charge-offs	(306)	(549)	243	-44%
Provision charged to income	300	(450)	750	-167%
Allowance for loan losses, end of period	$8,353	$8,359	$(6)	0%
Ratio of net loans charged-off to average
gross loans outstanding, annualized	0.06%	0.12%	-0.06%	-50%
Ratio of allowance for loan losses to
gross loans outstanding	1.48%	1.65%	-0.17%	-10%

Pacific Financial Corporation Profits Increased 32% in 2014 and 42% in Fourth Quarter 2014

February 2, 2015

ABOUT PACIFIC FINANCIAL CORPORATION

Pacific Financial Corporation of Aberdeen, Washington, is the bank holding company for Bank of the Pacific, a state chartered and federally insured commercial bank. Bank of the Pacific offers banking products and services to small-to-medium sized businesses and professionals in western Washington and Oregon. As of December 31, 2014, the Company had total assets of $746 million and operates seventeen branches in the communities of Grays Harbor, Pacific, Whatcom, Skagit, Clark and Wahkiakum counties in the State of Washington, and three branches in Clatsop County, Oregon. The Company also operates loan production offices in the communities of DuPont and Burlington in Washington and Salem, Oregon. Visit the Company’s website at www.bankofthepacific.com. Member FDIC.

Cautions Concerning Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other laws, including all statements in this release that are not historical facts or that relate to future plans or events or projected results of Pacific Financial Corporation and its wholly-owned subsidiary, Bank of the Pacific. These forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those projected, anticipated or implied. These risks and uncertainties include various risks associated with growing the Bank and expanding the services it provides, successfully completing and integrating the acquisition of new branches and development of new business lines and markets, competition in the marketplace, general economic conditions, changes in interest rates, extensive and evolving regulation of the banking industry, and many other risks described in the Company’s filings with the Securities and Exchange Commission. The most significant of these risks and uncertainties are described in the Company's Annual Report on Form 10-K for the year ended December 31, 2013, which readers of this release are encouraged to review. We undertake no obligation to update or revise any forward-looking statement. Readers of this release are cautioned not to put undue reliance on forward-looking statements.